SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Suite 200, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	OTCQZB Venture Market

Item 8.01 Other Events.

Intrusion Inc. (the “Company”) issued two press releases on October 5, 2020. The first press release announced the initial results of the Company’s Beta testing of its INTRUSION Shield solution, the first in the Company’s family of new cybersecurity and intrusion protection solutions. The second press release announced the launch of the Company’s public offering of common stock (the “Public Offering”). Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2. We have also included a copy of the Company’s Roadshow Presentation that will be used in connection with the Public Offering as Exhibit 99.3.

Item 9.01. Financial Statements And Exhibits

(d)       Exhibits

99.1 – “Initial Beta Testing for INTRUSION Shield Stops More Than 400,000 Threats in Their Tracks.” Press Release Issued by Intrusion Inc. on October 5, 2020

99.2 – “INTRUSION Launches Proposed Public Offering of Common Stock” Press Release Issued by Intrusion Inc. on October 5, 2020

99.3 – Intrusion Inc. Roadshow Presentation, dated October 5, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: October 5, 2020	By: /s/ Jack B. Blount
Jack B. Blount
President and CEO

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